As filed with the Securities and Exchange Commission on June 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-4466837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan

(Full title of the plan)

Matthew J. Revord

Senior Vice President, Chief Legal Officer, Chief People Officer, General Counsel and Secretary

Potbelly Corporation

111 N. Canal, Suite 850, Chicago, Illinois 60606

(Name and address of agent for service)

312-951-0600

(Telephone number, including area code, of agent for service)

copy to:

Edward S. Best

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate price	Amount of registration fee
Common Stock $0.01 par value	1,000,000 (2)	$13.03	$13,030,000	$1,622.23

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	The Registrant is registering 1,000,000 additional shares issuable under the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan pursuant to this Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on June 13, 2008.

EXPLANATORY NOTE

Potbelly Corporation (the “Registrant”) is filing this Registration Statement to register 1,000,000 additional shares of its common stock, par value $0.01 per share, reserved for issuance under the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act. Upon the filing and effectiveness of this Registration Statement, the total number of shares of Common Stock registered pursuant to the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan is 3,500,000.

The contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Potbelly Corporation 2013 Long-Term Incentive Plan (No. 333-191917 filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2013 and No. 333-212908 filed with the Commission on August 4, 2016) are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by us are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 28, 2018 (Commission File No. 001-36104 (the “Annual Report”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended April 1, 2018 filed with the Commission on May 9, 2018;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 13, 2018, April 30, 2018, May 14, 2018 and May 24, 2018; and

(d)	The description of the Common Stock set forth under the heading “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36104 filed with the Commission pursuant to Section 12 of the Exchange Act on September 30, 2013.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.

Any statement contained in this Registration Statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein is inconsistent with or modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

See Exhibit Index which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Seventh Amended and Restated Certificate of Incorporation of Potbelly Corporation (filed as Exhibit 3.1 to Form S-1 (File No. 333-190893) filed on August 29, 2013 and incorporated herein by reference)

4.2	Amended and Restated By-laws of Potbelly Corporation (filed as Exhibit 3.1 to Form 8-K (File No. 001-36104) filed on June 12, 2018 and incorporated herein by reference)

4.4	Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan (filed as Exhibit 10.1 to Form 8-K (File No. 001-36104) filed on June 12, 2018 and incorporated herein by reference)

5.1	Opinion of Mayer Brown LLP as to the legality of the common stock

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 14, 2018.

POTBELLY CORPORATION

By:	/s/ Alan Johnson
Alan Johnson
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alan Johnson, Michael Coyne and Matthew Revord, and each of them, as such person’s true and lawful attorney in fact and agent with full power of substitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or such person’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Alan Johnson Alan Johnson	Director, Chief Executive Officer and President (Principal Executive Officer)	June 14, 2018

/s/ Michael Coyne Michael Coyne	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2018

/s/ Peter Bassi Peter Bassi	Director	June 14, 2018

/s/ Joseph Boehm Joseph Boehm	Director	June 14, 2018

/s/ Ann-Marie Campbell Ann-Marie Campbell	Director	June 14, 2018

/s/ Susan Chapman-Hughes Susan Chapman-Hughes	Director	June 14, 2018

Name	Position	Date

/s/ Sue Collyns Sue Collyns	Director	June 14, 2018

/s/ Dan Ginsberg Dan Ginsberg	Director	June 14, 2018

/s/ Marla Gottschalk Marla Gottschalk	Director	June 14, 2018

/s/ Harvey Kanter Harvey Kanter	Director	June 14, 2018

/s/ Benjamin Rosenzweig Benjamin Rosenzweig	Director	June 14, 2018

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